SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2006

South Dakota Soybean Processors, LLC
(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On December 21, 2006, the registrant, South Dakota Soybean Processors, LLC, mailed to its members a letter containing certain financial and tax information relating to the third and fourth quarter ended 2006, and year ended December 31, 2006. The primary purpose of the letter is to assist members in their income tax preparation for 2006.   A copy of this letter is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995:

The matters discussed in this report on Form 8-K and exhibit thereto, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors are described from time to time in the registrant’s filings with the Securities and Exchange Commission.  Many of these factors are beyond the registrant’s ability to control or predict. The registrant disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed with this report:

99.1     Letter to registrant’s members dated December 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: December 21, 2006	By:	/s/ Rodney Christianson
Rodney Christianson, Chief Executive Officer